     As filed with the Securities and Exchange Commission on May 23, 1996

                                                   Registration No. 333-

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            -----------------------

                          OPTICAL SENSORS INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             41-1643592
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


7615 GOLDEN TRIANGLE DRIVE, SUITE A, MINNEAPOLIS, MINNESOTA         55344
        (Address of Principal Executive Offices)                  (Zip Code)


                          OPTICAL SENSORS INCORPORATED
                             1993 STOCK OPTION PLAN

                          OPTICAL SENSORS INCORPORATED
                         1989 OMNIBUS STOCK OPTION PLAN
                           (Full title of the plans)

                                SAM B. HUMPHRIES
                            CHIEF EXECUTIVE OFFICER
                      7615 GOLDEN TRIANGLE DRIVE, SUITE A
                          MINNEAPOLIS, MINNESOTA 55344
                    (Name and address of agent for service)

                                 (612) 944-5857
         (Telephone number, including area code, of agent for service)

                   ------------------------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                   ------------------------------------------


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED            REGISTERED(1)        PER SHARE(2)            PRICE(2)         REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share       994,724 shares          $1.94             $1,929,765              $665.44
==========================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options to be granted under the plan, on the basis of the average between the high and low sale prices of the Registrant's Common Stock on May 20, 1996 on the over-the-counter market, as reported by the Nasdaq National Market.

================================================================================

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT


     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) the Company's Prospectus dated February 14, 1996, as filed with the Commission on February 15, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended; (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description (File No. 0-27600).

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.
              -------------------------

          Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.


     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

          Not applicable.


     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

          Delaware law and the Company's Restated Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reasons of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

          The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

          No securities are to be reoffered or resold pursuant to this Registration Statement.

     Item 8.  Exhibits.
              --------

     4.1*    Restated Certificate of Incorporation.

     4.2*    Bylaws.

     4.3*    Form of the Company's Common Stock certificate.

     5.1**   Opinion and Consent of Oppenheimer Wolff & Donnelly.

     23.1    Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

     23.2**  Consent of Independent Auditors.

     24.1    Power of Attorney (included on page 5 of this Registration
             Statement).

     -----------
     * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-99904).

     **    Filed herewith.


     Item 9.  Undertakings.
              ------------

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 22, 1996.

                                         OPTICAL SENSORS INCORPORATED

                                         By: /s/ Sam B. Humphries
                                            _______________________________
                                              Sam B. Humphries
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam B. Humphries and Wesley G. Peterson and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 22, 1996 in the capacities indicated.

Signature                     Title
- ---------                     -----

/s/ Sam B. Humphries
- -------------------------     President, Chief Executive Officer and Director
Sam B. Humphries              (Principal Executive Officer)

/s/ Wesley G. Peterson
- -------------------------     Chief Financial Officer, Vice President of Finance
Wesley G. Peterson            and Administration and Secretary
                              (Principal Financial and Accounting Officer)

/s/ Promod Haque, Ph.D.
- -------------------------     Director
Promod Haque, Ph.D.

/s/ Peter H. McNerney
- -------------------------     Director
Peter H. McNerney

/s/ John M. Nehra
- --------------------------    Director
John M. Nehra

/s/ Demetre Nicoloff, M.D.
- --------------------------    Director
Demetre Nicoloff, M.D.

/s/ Gary A. Peterson
- -------------------------     Director
Gary A. Peterson

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                                Page No.
- -------                                                                --------

4.1*    Restated Certificate of Incorporation

4.2*    Bylaws

4.3*    Form of the Company's Common Stock certificate

5.1**   Opinion and Consent of Oppenheimer Wolff & Donnelly

23.1    Consent of Oppenheimer Wolff & Donnelly
        (included in Exhibit 5.1)

23.2**  Consent of Independent Auditors

24.1    Power of Attorney (included on page 5 of this
        Registration Statement)
- -----------
* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-99904).

**      Filed herewith.